If the registered owner of this Note is The Depository Trust Company, a New York corporation ("DTC"), or a nominee thereof, this Note is a Global Security and the following legends are applicable: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN
OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING
AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED
BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY.

REGISTERED                                           $__________
NUMBER R-_

Common Code No.                                   CUSIP: 060505 AG9
ISIN: US 060505 AG97             SEE REVERSE FOR CERTAIN DEFINITIONS
                                           AND ADDITIONAL PROVISIONS


                     BANK OF AMERICA CORPORATION

                 7.40% SUBORDINATED NOTE, DUE 2011

     BANK OF AMERICA CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of __________________ DOLLARS on January 15, 2011, and to pay interest on said principal sum, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2001, at the rate of 7.40% per annum, from the January 15 or July 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from January 23, 2001, until payment of such principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a record date for the Notes (which shall be the close of business on the last day of the calendar month next preceding an interest payment date) and before the next succeeding interest payment date, this Note shall bear interest from such interest payment date; provided, however, that if the Corporation shall default in the payment of interest due on such interest payment date, then this Note shall bear interest from the next preceding interest payment date to which interest has been paid, or, if no interest has been paid on the Notes, from January 23, 2001. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the record date for such interest payment date.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Corporation in New York, New York or such other places that the Corporation shall designate as provided in such Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the Security Register of the Corporation relating to this Note. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.


                           BANK OF AMERICA CORPORATION
Attest:

______________________     By:___________________________
_________Secretary             Senior Vice President

[CORPORATE SEAL]





                CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



Dated: January __, 2001               THE BANK OF NEW YORK, as Trustee


                               							By:	_______________________________
                                                Authorized Signatory





                       [Reverse Side of Note]

                    BANK OF AMERICA CORPORATION
                7.40% SUBORDINATED NOTE, DUE 2011


     This Note is one of a duly authorized series of
Securities of the Corporation unlimited in aggregate
principal amount issued and to be issued under an Indenture
dated as of January 1, 1995, as supplemented by a First
Supplemental Indenture dated as of August 28, 1998 (herein
called the "Indenture") between the Corporation and The
Bank of New York (herein called the "Trustee," which term
includes any successor trustee under the Indenture), to
which Indenture and all indentures supplemental thereto
reference is hereby made for a statement of the respective
rights thereunder of the Corporation, the Trustee and the
holders of the Notes, and the terms upon which the Notes
are, and are to be, authenticated and delivered.  This Note
is also one of the Notes designated as the Corporation's
7.40% Subordinated Notes, due 2011 (herein called the
"Notes"), initially in the aggregate principal amount of
$3,000,000,000.   The amount of Notes of this series may be
increased by the Corporation in the future. The Trustee shall initially act as Security Registrar, Authenticating and Paying Agent in connection with the Notes.

     THE INDEBTEDNESS OF THE CORPORATION EVIDENCED BY THE NOTES, INCLUDING THE PRINCIPAL THEREOF AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THE NOTES, BY THE ACCEPTANCE THEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

     The Corporation shall pay as additional interest on this Note such additional amounts ("Additional Amounts") as may be necessary in order that the net payment by the Corporation of the principal of and interest on this Note to a holder who is a Non-United States Person (as hereinafter defined), after deduction for any present or future tax, assessment or governmental charge of the United States, or a political subdivision or authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided for in this Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

     (i)	any tax, assessment or other governmental charge
which would not have been so imposed but for:

          (a)  the existence of any present or former
connection between such holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein;

           (b) such holder's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, private foundation or other tax-exempt entity or controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United
States federal income tax; or

           (c) such holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

     (ii) any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder to comply with certification, identification or information reporting requirements under United States income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States of the holder or a beneficial owner of this Note, if such compliance is required by United States income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

   (iii) any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of this Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

   (iv) any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge;

     (v) any tax, assessment or governmental charge which is payable otherwise than by withholding by the Corporation or the Trustee from the payment of the principal of or interest on this Note;

     (vi) any tax, assessment or governmental charge required to be withheld from such payment of principal of or interest on this Note, if such payment can be made without such withholding or any liability on the part of the Corporation;

     (vii) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote; or

     (viii) any combination of items (i), (ii), (iii),
(iv), (v), (vi) or (vii);

nor shall Additional Amounts be paid with respect to any payment of the principal of or interest on this Note to a person other than the sole beneficial owner of such payment or that is a partnership or fiduciary to the extent such beneficial owner, member of such partnership, beneficiary or settlor to the extent either (i) such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary or settlor held its interest in this Note directly, or (ii) the person holding this Note does not provide a statement in the form, manner and time required by applicable United States income tax laws, from such beneficial owner, member of such partnership, or beneficiary or settlor with respect to such fiduciary concerning its nationality, residence, identity or connection with the United States.

     "Non-United States Person" means any holder of the notes other than a United States person. A "United States Person" means a citizen or resident of the United States, a corporation or a partnership (or other entity treated as a corporation or partnership for federal income tax purposes, including certain limited liability companies) created or organized under the laws of the United States, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration.

      Except in those situations in which the Corporation may become obligated to pay Additional Amounts (as described herein), the Notes of this series are not subject to redemption at the option of the Corporation or repayment at the option of the holder prior to maturity.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in the denominations of $1,000 and any integral multiple in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

     If any interest payment date or maturity date for this Note falls on a day that is not a Business Day, the interest payment date or maturity date will be the following day that is a Business Day and the payment of interest or principal will be made on such next Business Day as if it were made on the date such payment was due and no additional interest will accrue on the amount so payable for the period from and after such interest payment date or maturity date.

     No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Corporation) shall occur with respect to the Notes, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO
RIGHT OF ACCELERATION  PROVIDED IN THE INDENTURE IN CASE OF
A DEFAULT IN THE PAYMENT OF INTEREST OR THE PEFORMANCE OF
ANY OTHER COVENANT BY THE CORPORATION.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

      No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Notes of this series shall be dated the date of their authentication.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

     Transfers of Notes in Europe may be effected through the facilities of Cedel Bank, societe anonyme, and Euroclear
Bank S.A. / NV, as operator of the Euroclear System, in accordance with rules and procedures established by those depositories.

                           _______________


     The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	 --  as tenants in common
TEN ENT  --  as tenants by the entireties
JT TEN   --  as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- _________ Custodian _________
                       (Cust)             (Minor)
                    under Uniform Gifts to Minors
                    Act __________ (State)

Additional abbreviations may also be used though not in the above list.

                          ____________
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

         PLEASE INSERT SOCIAL SECURITY OR
       OTHER IDENTIFYING NUMBER OF ASSIGNEE

       __________________________________


___________________________________________________________________
(Name and Address of Assignee, including zip code, must be printed or typewritten.)

___________________________________________________________________
______________ the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

___________________________________________________________________
Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:
______________             ___________________________________


NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.